UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

WORTHINGTON INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio		43085
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 438-3210

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Management of Worthington Industries, Inc. (the “Registrant”) conducted a conference call on March 30, 2017 beginning at approximately 10:30 a.m., Eastern Daylight Time, to discuss the Registrant’s unaudited financial results for the third quarter of fiscal 2017 (the fiscal quarter ended February 28, 2017). Additionally, the Registrant’s management addressed certain issues related to the outlook for the Registrant and its subsidiaries and their markets for the coming months. A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 furnished with this Current Report on Form 8-K, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

In the conference call, management referred to quarterly earnings per share excluding restructuring. This represents a non-GAAP financial measure and is used by management as a measure of operating performance. Earnings per share, excluding restructuring, is calculated by adding restructuring and other expense (after-tax) to net earnings attributable to controlling interest, and dividing the result by the average diluted common shares for the period. The difference between the GAAP-based financial measure of diluted earnings per share attributable to controlling interest of $0.55 and the non-GAAP financial measure of diluted earnings per share, excluding restructuring, of $0.57, in each case for the fiscal quarter ended February 28, 2017, as mentioned in the conference call, is outlined below:

	Three Months Ended February 28, 2017
(in thousands, except per share amounts)	Operating Income	Earnings Before Income Taxes	Income Tax Expense	Net Earnings Attributable to Controlling Interest	Earnings per Diluted Share
GAAP	$34,320	$50,092	$11,141	$35,889	$0.55
Restructuring and other expense	1,394	1,394	489	905	0.02
Non-GAAP	$35,714	$51,486	$11,630	$36,794	$0.57

In the conference call, management referred to operating income, excluding restructuring, for the Registrant’s Pressure Cylinders, Steel Processing and Engineered Cabs operating segments. This represents a non-GAAP financial measure and is used by management as a measure of operating performance. Operating income, excluding restructuring, is calculated by adding restructuring and other expense to operating income. The difference between the GAAP-based measure of operating income and the non-GAAP financial measure of operating income, excluding restructuring, for the fiscal quarter ended February 28, 2017, as mentioned in the conference call, is outlined below for the Registrant’s Pressure Cylinders, Steel Processing and Engineered Cabs operating segments (in thousands).

	Pressure	Steel	Engineered
	Cylinders	Processing	Cabs
Operating income (loss)	$10,071	$26,026	$(2,001)
Restructuring and other expense	1,056	212	169
Operating income (loss), excluding restructuring	$11,127	$26,238	$(1,832)

In the conference call, management referred to trailing twelve months adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”). This represents a non-GAAP financial measure and is used by management as a measure of operating performance. Adjusted EBITDA is calculated by adding restructuring and other expense, other non-recurring income, net, interest expense, tax expense and depreciation and amortization to net earnings attributable to controlling interest. The difference between the GAAP-based measure of net earnings attributable to controlling interest and the non-GAAP financial measure of adjusted EBITDA for the trailing twelve months ended February 28, 2017, as mentioned in the conference call, is outlined below.

	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter
(In thousands)	2017	2017	2017	2016

Net earnings attributable to controlling interest	$35,889	$46,565	$65,567	$58,523
Restructuring and other expense (pre-tax)	1,394	3,272	1,328	1,883
Other non-recurring income, net (pre-tax)	-	-	-	(4,211)
Interest expense	7,674	7,658	7,870	8,131
Income tax expense	11,141	13,515	23,899	24,831
Adjusted earnings before interest and taxes (Adjusted EBIT) [1]	$56,098	$71,010	$98,664	$89,157
Depreciation and amortization	21,677	21,645	21,831	21,951
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) [1]	$77,775	$92,655	$120,495	$111,108

Trailing Twelve Months Adjusted EBITDA [1]	$402,033

1 Excludes the impact of the noncontrolling interest.

Item 9.01. Financial Statements and Exhibits.

(a) through (c): Not applicable.

(d) Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Transcript of Worthington Industries, Inc. Earnings Conference Call for Third Quarter of Fiscal 2017 (Fiscal Quarter ended February 28, 2017), held on March 30, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: April 5, 2017	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President – Administration, General Counsel and Secretary